EXHIBIT 23.4

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. hereby consents to the use in and incorporation by reference in this Registration Statement on Form S-8 of Chaparral Energy, Inc. (“Chaparral”) of information contained in our report with respect to estimated future reserves and income attributable to certain of Chaparral’s leasehold interests as of December 31, 2016, the use in this Registration Statement on Form S-8 of the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our summary report included in the Annual Report on Form 10-K of Chaparral for the fiscal year ended December 31, 2016, as well as in the notes to the financial statements included therein.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

August 15, 2017

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258